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EXHIBIT 5.1

[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

February 25, 2004

Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027

Ladies and Gentlemen:

        We have acted as special counsel for Community Health Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-112084) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the offer and sale from time to time by certain selling stockholders (the "Selling Stockholders") of up to 23,400,870 million shares (the "Shares") of common stock, par value $.01 per share, of the Company. All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. The opinion set forth below is based on the assumption that at least par value will be paid for the Shares.

        With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement to be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the laws of the United States of America, the laws of the State of New York, and, to the extent relevant, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws), each as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming part of the

Registration Statement. In giving such consents, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

        The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner of for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                      Very truly yours,
                      /s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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